Exhibit 99.1

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL
INFORMATION RELATING TO THE SB ONE MERGER

The following unaudited pro forma combined condensed consolidated financial information has been prepared using the acquisition method of accounting, giving effect to the proposed Merger. The unaudited pro forma combined condensed consolidated statement of financial condition combines the historical financial information of Provident Financial and SB One as of December 31, 2019 and assumes that the Merger was completed on that date. The unaudited pro forma combined condensed consolidated statement of income for the year ended December 31, 2019 combines the historical financial information of Provident Financial and SB One and gives effect to the Merger as if it had been completed as of January 1, 2019. The unaudited pro forma combined condensed consolidated financial information is presented for illustrative purposes only and is not necessarily indicative of the results of operations or financial condition had the Merger been completed on the dates described above, nor is it necessarily indicative of the results of operations in future periods or the future financial position of the combined entities. Certain reclassifications have been made to SB One’s historical financial information in order to conform to Provident Financial’s presentation of financial information.
The actual value of Provident Financial common stock to be recorded as consideration in the Merger will be based on the closing price of Provident Financial common stock at the time of the Merger completion date. The proposed Merger is expected to be completed in the third quarter of 2020, but there can be no assurance that the Merger will be completed as anticipated. For purposes of the pro forma financial information, the fair value of Provident Financial common stock to be issued in connection with the Merger was based on Provident Financial’s closing price of $15.01 as of April 9, 2020.
The pro forma financial information includes estimated adjustments, including adjustments to record assets and liabilities of SB One at their fair value, and represents the pro forma estimates by Provident Financial based on available fair value information as of the date of the Merger Agreement.
The pro forma adjustments included herein are subject to change depending on changes in interest rates and the components of assets and liabilities, and as additional information becomes available and additional analyses are performed. The final allocation of the purchase price for the Merger will be determined after it is completed and after completion of thorough analyses to determine the fair value of SB One’s tangible and identifiable intangible assets and liabilities as of the date the Merger is completed. Increases or decreases in the estimated fair values of the net assets as compared with the information shown in the unaudited pro forma combined condensed consolidated financial information may change the amount of the purchase price allocated to goodwill and other assets and liabilities and may impact Provident Financial’s statement of income due to adjustments in yield and/or amortization of the adjusted assets or liabilities. Any changes to SB One’s shareholders’ equity, including results of operations from December 31, 2019 through the date the Merger is completed, will also change the purchase price allocation, which may include the recording of a lower or higher amount of goodwill. The final adjustments may be materially different from the unaudited pro forma adjustments presented herein.
Provident Financial anticipates that the Merger will provide the combined company with financial benefits that include reduced operating expenses. These cost savings are not included in these pro forma statements and there can be no assurance that expected cost savings will be realized. The pro forma information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the benefits of expected cost savings or opportunities to earn additional revenue and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had our companies been combined during the period.
The unaudited pro forma combined condensed consolidated financial information has been derived from and should be read in conjunction with the historical consolidated financial statements and the related notes of Provident Financial, which are incorporated in this Proxy Statement/Prospectus by reference, and of SB One, which are included in the Proxy Statement/Prospectus.

The unaudited pro forma shareholders’ equity and net income are qualified by the statements set forth above and should not be considered indicative of the market value of Provident Financial common stock or the actual or future results of operations of Provident Financial for any period. Actual results may be materially different than the pro forma information presented.

Unaudited Pro Forma Condensed Combined Consolidated Statement of Financial Condition
as of December 31, 2019
(in thousands)

	Provident Financial	SB One	Pro Forma Adjustments		Pro Forma Provident Financial
Assets
Cash and due from banks	$131,555	$9,525	$(18,490	)(1)	$122,590
Short-term investments	55,193	34,161			89,354

Total cash and cash equivalents	186,748	43,686	(18,490)		211,944

Available for sale debt securities, at fair value	976,919	200			977,119
Held to maturity debt securities	453,629	212,181	(900	)(2)	664,910
Equity securities, at fair value	825	4,012			4,837
Federal Home Loan Bank and other bank stock	57,298	12,498			69,796
Loans	7,332,885	1,628,846	1,600	(3)	8,963,331
Less: Allowance for loan losses	55,525	10,267	(10,267	)(3)	55,525

Net loans	7,277,360	1,618,579	11,867		8,907,806

Foreclosed assets, net	2,715	3,793			6,508
Banking premises and equipment, net	55,210	19,080			74,290
Right of use assets, net	—	4,644			4,644
Accrued interest receivable	29,031	6,175			35,206
Goodwill	420,562	27,322	(12,447	)(4)	435,437
Core deposit intangible	1,753	1,717	7,983	(5)	11,453
Other intangible assets	14,142	—	—		14,142
Mortgage servicing rights	562	—	—		562
Bank-owned life insurance	195,533	37,209			232,742
Other assets	136,291	10,561	(448	)(6)	146,404

Total assets	$9,808,578	$2,001,657	$(12,436)		$11,797,799

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Demand deposits	$5,384,868	$747,995			$5,602,214
Savings deposits	983,714	217,346			1,731,709
Certificates of deposit of $100,000 or more	438,551	237,686	779	(7)	677,016
Other time deposits	295,476	315,702			611,178

Total deposits	7,102,609	1,518,729	779		8,622,117

Mortgage escrow deposits	26,804	6,312	—		33,116
Borrowed funds	1,125,146	233,114	17	(8)	1,358,277
Other liabilities	140,179	16,404			156,583
Subordinated debentures	—	27,869	(2,075	)(9)	25,794

Total liabilities	8,394,738	1,802,428	(1,279)		10,195,887

Stockholders’ equity:
Preferred stock	—	—			—
Common stock	832	151,165	(151,038	)(10)	959
Additional paid-in capital	1,007,303	—	190,482	(11)	1,197,785
Retained earnings	695,273	54,706	(57,243	)(12)	692,736
Accumulated other comprehensive income (loss)	3,821	(1,510)	1,510	(12)	3,821
Treasury stock	(268,504)	(5,132)	5,132	(12)	(268,504)
Unallocated common stock held by Employee Stock Ownership Plan	(24,885)	—			(24,885)
Deferred compensation obligation under Rabbi Trust	—	1,852	(1,852	)(12)	—
Stock held by Rabbi Trust	—	(1,852)	1,852	(12)	—
Common stock acquired by the Directors’ Deferred Fee Plan	(3,833)	—	—		(3,833)
Deferred compensation—Directors Deferred Fee Plan	3,833	—	—		3,833

Total stockholders’ equity	1,413,840	199,229	(11,157)		1,601,912

Total liabilities and stockholders’ equity	$9,808,578	$2,001,657	$(12,436)		$11,797,799

Unaudited Pro Forma Condensed Combined Consolidated Statement of Financial Condition
As of December 31, 2019
Footnotes to Financial Statements

(1) Adjustment to record combined merger related expenses and cash-out of SB One options		(18,490)
(2) Adjustment to record held to maturity securities at fair value		(900)
(3) Adjustment to record loans at fair value
Interest rate adjustment to record loans at fair value	15,300
Gross credit mark on loans	(13,700)

Adjustment to loans		1,600
Eliminate existing SB One allowance for loan loss	10,267

Adjustments to allowance for loan losses		10,267

Fair value adjustment to net loans		11,867

(4) Excess of purchase price less SB One tangible equity, elimination of existing SB One goodwill, net fair value adjustments and creation of core deposit intangible (“CDI”). SB One tangible equity:
Total stockholders’ equity	199,229
CDI	(1,717)
Goodwill	(27,322)

Tangible equity		$170,190

Purchase price	190,609
Tangible equity of SB One	(170,190)

Excess of purchase price over tangible equity of SB One	20,419
Net fair value adjustments	(5,544)

Preliminary pro forma goodwill resulting from merger		14,875
SB One goodwill		27,322

Net adjustment to goodwill		$(12,447)
(5) Adjustment to record CDI
Estimated CDI at 1% of non-time deposits		$9,700
SB One CDI		(1,717)
Net adjustment to CDI		$7,983
(6) Current/deferred income taxes created as a result of transaction costs and purchase accounting adjustments—assumed 25.78% tax rate.
Combined merger related expenses and cash out of SB One options	(18,490)
Securities fair value adjustment	(900)
Loan fair value adjustment	11,867
CDI (net of existing SB One CDI)	7,983
Time deposit fair value adjustment	(779)
Borrowed funds fair value adjustment	(17)
Subordinated debt fair value adjustment	2,075

Net fair value adjustments and transaction costs	1,739

Current/deferred income taxes at 25.78%		(448)

(7) Adjustment to record time deposits at fair value		(779)
(8) Adjustment to record borrowed funds at fair value.		(17)
(9) Adjustment to record subordinated debt at fair value.		2,075
(10) Elimination of SB One’s common stock and issuance of a 12,698,798 shares of Provident Financial common stock, $0.01 par value, as consideration.
Shares issued based on 9,357,994 SB One shares outstanding as of December 31, 2019 and an exchange ratio of 1.357x
Common stock, par value $0.01 issued as consideration		127
Eliminate existing of SB One common stock		(151,165)

Adjustment to common stock, par value $0.01		(151,038)

(11) Record Provident Financial paid in capital issued in consideration		190,482
(12) Eliminate SB One capital accounts and record Provident Financial’s after-tax transaction expenses equal to $2,537 million in retained earnings

Unaudited Pro Forma Condensed Combined Consolidated Statement of Income
For the Year Ended December 31, 2019
(in thousands)

	Provident Financial	SB One	Effect of Merger		Pro Forma Provident Financial
Interest income:
Loans receivable, including fees	$324,480	$75,537	$(5,100	)(1)	$394,917
Securities, deposits, federal funds sold and other short-term investments	46,990	6,772	225	(2)	53,987

Total interest income	371,470	82,309	(4,875)		448,904

Interest Expense:
Deposits	45,494	17,595	$(779	)(3)	$62,310
Borrowed funds	28,003	4,388	(17	)(4)	32,374
Subordinated debentures and trust preferred securities	—	1,266	55	(5)	1,321

Total interest expense	73,497	23,249	(741)		96,005

Net interest income	297,973	59,060	(4,134)		352,899
Provision for loan losses	13,100	2,531	—		15,631

Net interest income after provision for loan losses	284,873	56,529	(4,134)		337,268

Non-interest Income
Fees	28,321	2,478	—		$30,799
Wealth management income	22,503	—	—		22,503
Bank-owned life insurance	6,297	931	—		7,228
Insurance commissions and fees	—	8,017	—		8,017
Net gain on securities transactions	72	2,055	—		2,127
Other income	6,601	864	—		7,465

Total non-interest income	63,794	14,345	$—		$78,139

Non-interest expense
Compensation and employee benefits	116,849	24,934	—		$141,783
Net occupancy expense	25,895	3,383	—		29,278
Data processing expense	16,836	3,992	—		20,828
FDIC Insurance	1,316	706	—		2,022
Advertising and promotion expense	4,115	545	—		4,660
Amortization of intangibles	2,740	406	1,358	(6)	4,504
Other operating expenses	33,828	7,269	—		41,097

Total non-interest expense	201,579	41,235	1,358		$244,172

Income before tax expense	147,088	29,639	(5,492)		171,235
Income tax expense	34,455	7,096	(1,416	)(7)	40,135

Net income	$112,633	$22,543	$(4,076)		131,100

					—
Basic earnings per share	$1.74	$2.41			$1.70
Average basic shares outstanding	64,604,224	9,349,907	3,348,891	(8)	77,303,022
Diluted earnings per share	$1.74	$2.40			$1.69
Average diluted shares outstanding	64,734,591	9,381,577	3,317,221	(8)	77,433,389

Unaudited Pro Forma Condensed Combined Consolidated Statement of Income
For the Year Ended December 31, 2019 Footnotes to the Pro forma Financial Statements
(1) Estimated loan interest yield adjustment amortization.
(2) Estimated investment securities fair value adjustment amortization.
(3) Estimated time deposit fair value adjustment amortization.
(4) Estimated borrowed funds fair value adjustment amortization.
(5) Estimated subordinated debt fair value adjustment amortization.	Amount
(6) CDI intangible amortization.
Reverse existing amortization	(406)
Adjustment to CDI amortization	1,764

Net adjustment	1,358
(7) Tax effect on the pro forma adjustments at an assumed 25.78% effective combined federal and state tax rate.
(8) Reflects the issuance of 12,698,798 shares of Provident Financial common stock in consideration for the outstanding shares of SB One.